Exhibit 4(c)1

ENTERGY ARKANSAS, INC.

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS

(successor to Guaranty Trust Company of New York)

AND

STANLEY BURG

(successor to Henry A. Theis)

AND

(as to property, real or personal, situated or being in Missouri)

THE BANK OF NEW YORK MELLON TRUST COMPANY,
NATIONAL ASSOCIATION

(successor to Marvin A. Mueller)

As Trustees under Entergy Arkansas, Inc.'s Mortgage and Deed of Trust,
Dated as of October 1, 1944

___________________________

SIXTY-EIGHTH SUPPLEMENTAL INDENTURE

__________________________

Dated as of November 1, 2008

SIXTY-EIGHTH SUPPLEMENTAL INDENTURE

INDENTURE, dated as of November 1, 2008, between ENTERGY ARKANSAS, INC., a corporation of the State of Arkansas, whose post office address is 425 West Capitol, Little Rock, Arkansas 72201 (hereinafter sometimes called the "Company"), and DEUTSCHE BANK TRUST COMPANY AMERICAS (successor to Guaranty Trust Company of New York), a New York banking corporation, whose post office address is 60 Wall Street, MS NYC 60-2710, New York, New York 10005 (hereinafter sometimes called the "Corporate Trustee"), and STANLEY BURG (successor to Henry A. Theis) (hereinafter sometimes called the "Co-Trustee"), and (as to property, real or personal, situated or being in Missouri) THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (successor to Marvin A. Mueller), whose mailing address is 10161 Centurion Parkway, Jacksonville, Florida 32256 (said The Bank of New York Mellon Trust Company, National Association being hereinafter sometimes called the "Missouri Co-Trustee" and the Corporate Trustee, the Co-Trustee and the Missouri Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1944 (hereinafter sometimes called the "Mortgage"), which Mortgage was executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this indenture (hereinafter called the "Sixth-eighth Supplemental Indenture") being supplemental thereto.

WHEREAS, the Mortgage was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

WHEREAS, an instrument, dated as of July 7, 1949, was executed by the Company appointing Herbert E. Twyeffort as Co-Trustee in succession to Henry A. Theis (resigned) under the Mortgage, and by Herbert E. Twyeffort accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

WHEREAS, an instrument, dated as of March 1, 1960, was executed by the Company appointing Grainger S. Greene as Co-Trustee in succession to Herbert E. Twyeffort (resigned) under the Mortgage, and by Grainger S. Greene accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

WHEREAS, by the Twenty-first Supplemental Indenture mentioned below, the Company, among other things, appointed John W. Flaherty as Co-Trustee in succession to Grainger S. Greene (resigned) under the Mortgage, and John W. Flaherty accepted said appointment; and

WHEREAS, by the Thirty-third Supplemental Indenture mentioned below, the Company, among other things, appointed Marvin A. Mueller as Missouri Co-Trustee under the Mortgage, and Marvin A. Mueller accepted said appointment; and

WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed The Boatmen's National Bank of St. Louis as Missouri Co-Trustee in succession to Marvin A. Mueller (resigned) under the Mortgage, and The Boatmen's National Bank of St. Louis accepted said appointment; and

WHEREAS, an instrument, dated as of September 1, 1994, was executed by the Company appointing Bankers Trust Company as Trustee, and Stanley Burg as Co-Trustee, in succession to Morgan Guaranty Trust Company of New York (resigned) and John W. Flaherty (resigned), respectively, under the Mortgage and Bankers Trust Company and Stanley Burg accepted said appointments, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

WHEREAS, by the Fifty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed Peter D. Van Cleve as Missouri Co-Trustee in succession to The Boatmen's National Bank of St. Louis (resigned) under the Mortgage, and Peter D. Van Cleve accepted said appointment; and

WHEREAS, by an instrument, dated as of May 31, 2000, the Company appointed BNY Trust Company of Missouri as Missouri Co-Trustee in succession to Peter D. Van Cleve (resigned) under the Mortgage, and BNY Trust Company of Missouri accepted said appointment, and said instrument was appropriately filed or recorded in various official records in the State of Missouri; and

WHEREAS, by an instrument, dated as of April 15, 2002, filed with the Banking Department of the State of New York, Bankers Trust Company, Trustee, effected a corporate name change pursuant to which, effective such date, it is known as Deutsche Bank Trust Company Americas; and

WHEREAS, by an instrument dated November 1, 2004, filed with the Office of the Comptroller of the Currency in Colorado, BNY Trust Company of Missouri merged into BNY Missouri Interim Trust Company, National Association, and by an instrument dated November 1, 2004, filed with the Office of the Comptroller of the Currency in Colorado, BNY Missouri Interim Trust Company, National Association, merged into The Bank of New York Trust Company, National Association; and

WHEREAS, by the Sixty-third Supplemental Indenture mentioned below, the Company, the Corporate Trustee, Stanley Burg as Co-Trustee, and The Bank of New York Trust Company, National Association, as Missouri Co-Trustee, appointed Jeffrey Schroeder to serve as Missouri Co-Trustee under the Mortgage, and Jeffrey Schroeder accepted such appointment; and

WHEREAS, by an instrument effective as of February 28, 2005, Jeffrey Schroeder resigned as a Missouri Co-Trustee; and

WHEREAS, effective July 1, 2008, The Bank of New York Trust Company, National Association changed its name to The Bank of New York Mellon Trust Company, National Association; and

WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	July 1, 1947
Second Supplemental Indenture	August 1, 1948
Third Supplemental Indenture	October 1, 1949
Fourth Supplemental Indenture	June 1, 1950
Fifth Supplemental Indenture	October 1, 1951
Sixth Supplemental Indenture	September 1, 1952
Seventh Supplemental Indenture	June 1, 1953
Eighth Supplemental Indenture	August 1, 1954
Ninth Supplemental Indenture	April 1, 1955
Tenth Supplemental Indenture	December 1, 1959
Eleventh Supplemental Indenture	May 1, 1961
Twelfth Supplemental Indenture	February 1, 1963
Thirteenth Supplemental Indenture	April 1, 1965
Fourteenth Supplemental Indenture	March 1, 1966
Fifteenth Supplemental Indenture	March 1, 1967
Sixteenth Supplemental Indenture	April 1, 1968
Seventeenth Supplemental Indenture	June 1, 1968
Eighteenth Supplemental Indenture	December 1, 1969
Nineteenth Supplemental Indenture	August 1, 1970
Twentieth Supplemental Indenture	March 1, 1971
Twenty-first Supplemental Indenture	August 1, 1971
Twenty-second Supplemental Indenture	April 1, 1972
Twenty-third Supplemental Indenture	December 1, 1972
Twenty-fourth Supplemental Indenture	June 1, 1973
Twenty-fifth Supplemental Indenture	December 1, 1973
Twenty-sixth Supplemental Indenture	June 1, 1974
Twenty-seventh Supplemental Indenture	November 1, 1974
Twenty-eighth Supplemental Indenture	July 1, 1975
Twenty-ninth Supplemental Indenture	December 1, 1977
Thirtieth Supplemental Indenture	July 1, 1978
Thirty-first Supplemental Indenture	February 1, 1979
Thirty-second Supplemental Indenture	December 1, 1980
Thirty-third Supplemental Indenture	January 1, 1981
Thirty-fourth Supplemental Indenture	August 1, 1981
Thirty-fifth Supplemental Indenture	February 1, 1982
Thirty-sixth Supplemental Indenture	December 1, 1982
Thirty-seventh Supplemental Indenture	February 1, 1983
Thirty-eighth Supplemental Indenture	December 1, 1984
Thirty-ninth Supplemental Indenture	December 1, 1985
Fortieth Supplemental Indenture	July 1, 1986
Forty-first Supplemental Indenture	July 1, 1989
Forty-second Supplemental Indenture	February 1, 1990
Forty-third Supplemental Indenture	October 1, 1990
Forty-fourth Supplemental Indenture	November 1, 1990
Forty-fifth Supplemental Indenture	January 1, 1991
Forty-sixth Supplemental Indenture	August 1, 1992
Forty-seventh Supplemental Indenture	November 1, 1992
Forty-eighth Supplemental Indenture	June 15, 1993
Forty-ninth Supplemental Indenture	August 1, 1993
Fiftieth Supplemental Indenture	October 1, 1993
Fifty-first Supplemental Indenture	October 1, 1993
Fifty-second Supplemental Indenture	June 15, 1994
Fifty-third Supplemental Indenture	March 1, 1996
Fifty-fourth Supplemental Indenture	March 1, 1997
Fifty-fifth Supplemental Indenture	March 1, 2000
Fifty-sixth Supplemental Indenture	July 1, 2001
Fifty-seventh Supplemental Indenture	March 1, 2002
Fifty-eighth Supplemental Indenture	November 1, 2002
Fifty-ninth Supplemental Indenture	May 1, 2003
Sixtieth Supplemental Indenture	June 1, 2003
Sixty-first Supplemental Indenture	June 15, 2003
Sixty-second Supplemental Indenture	October 1, 2004
Sixty-third Supplemental Indenture	January 1, 2005
Sixty-fourth Supplemental Indenture	March 1, 2005
Sixty-fifth Supplemental Indenture	May 1, 2005
Sixty-sixth Supplemental Indenture	June 1, 2006
Sixty-seventh Supplemental Indenture	July 1, 2008

which supplemental indentures were appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming, as applicable; and

WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property, including, without limitation, certain real property and interests in real property situated in the State of Louisiana, which real property and interests in real property are more particularly described herein; and

WHEREAS, Louisiana law presently requires that a mortgage on real property located in Louisiana specify a maximum amount of obligations that is secured by such mortgage; and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3 1/8% Series due 1974	$30,000,000	None
2 7/8% Series due 1977	11,000,000	None
3 1/8% Series due 1978	7,500,000	None
2 7/8% Series due 1979	8,700,000	None
2 7/8% Series due 1980	6,000,000	None
3 5/8% Series due 1981	8,000,000	None
3 1/2% Series due 1982	15,000,000	None
4 1/4% Series due 1983	18,000,000	None
3 1/4% Series due 1984	7,500,000	None
3 3/8% Series due 1985	18,000,000	None
5 5/8% Series due 1989	15,000,000	None
4 7/8% Series due 1991	12,000,000	None
4 3/8% Series due 1993	15,000,000	None
4 5/8% Series due 1995	25,000,000	None
5 3/4% Series due 1996	25,000,000	None
5 7/8% Series due 1997	30,000,000	None
7 3/8% Series due 1998	15,000,000	None
9 1/4% Series due 1999	25,000,000	None
9 5/8% Series due 2000	25,000,000	None
7 5/8% Series due 2001	30,000,000	None
8 % Series due August 1, 2001	30,000,000	None
7 3/4% Series due 2002	35,000,000	None
7 1/2% Series due December 1, 2002	15,000,000	None
8 % Series due 2003	40,000,000	None
8 1/8% Series due December 1, 2003	40,000,000	None
10 1/2% Series due 2004	40,000,000	None
9 1/4% Series due November 1, 1981	60,000,000	None
10 1/8% Series due July 1, 2005	40,000,000	None
9 1/8% Series due December 1, 2007	75,000,000	None
9 7/8% Series due July 1, 2008	75,000,000	None
10 1/4% Series due February 1, 2009	60,000,000	None
16 1/8% Series due December 1, 1986	70,000,000	None
4 1/2% Series due September 1, 1983	1,202,000	None
5 1/2% Series due January 1, 1988	598,310	None
5 5/8% Series due May 1, 1990	1,400,000	None
6 1/4% Series due December 1, 1996	$3,560,000	None
9 3/4% Series due September 1, 2000	4,600,000	None
8 3/4% Series due March 1, 1998	9,800,000	None
17 3/8% Series due August 1, 1988	75,000,000	None
16 1/2% Series due February 1, 1991	80,000,000	None
13 3/8% Series due December 1, 2012	75,000,000	None
13 1/4% Series due February 1, 2013	25,000,000	None
14 1/8% Series due December 1, 2014	100,000,000	None
Pollution Control Series A	128,800,000	None
10 1/4% Series due July 1, 2016	50,000,000	None
9 3/4% Series due July 1, 2019	75,000,000	None
10% Series due February 1, 2020	150,000,000	None
10 3/8% Series due October 1, 2020	175,000,000	None
Solid Waste Disposal Series A	21,066,667	None
Solid Waste Disposal Series B	28,440,000	None
7 1/2% Series due August 1, 2007	100,000,000	None
7.90% Series due November 1, 2002	25,000,000	None
8.70% Series due November 1, 2022	25,000,000	None
Pollution Control Series B	46,875,000	None
6.65% Series due August 1, 2005	115,000,000	None
6 % Series due October 1, 2003	155,000,000	None
7 % Series due October 1, 2023	175,000,000	None
Pollution Control Series C	20,319,000	$20,319,000
Pollution Control Series D	9,586,400	None
8 3/4% Series due March 1, 2026	85,000,000	None
7% Series due March 1, 2002	85,000,000	None
7.72 % Series due March 1, 2003	100,000,000	None
6 1/8 % Series due July 1, 2005	100,000,000	None
6.70% Series due April 1, 2032	100,000,000	100,000,000
6.00% Series due November 1, 2032	100,000,000	100,000,000
5.40% Series due May 1, 2018	150,000,000	150,000,000
5.90% Series due June 1, 2033	100,000,000	100,000,000
5% Series due July 1, 2018	115,000,000	115,000,000
6.38% Series due November 1, 2034	60,000,000	60,000,000
5.66% Series due February 1, 2025	175,000,000	175,000,000
5% Pollution Control Series E	45,000,000	45,000,000
4.50% Series due June 1, 2010	100,000,000	100,000,000
Pollution Control Series F	56,378,000	56,378,000
5.40% Series due August 1, 2013	300,000,000	300,000,000

which bonds are also hereinafter sometimes called bonds of the First through Seventy-fourth Series, respectively; and

WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS, by action duly taken, the Board of Directors of the Company adopted a Resolution (of which Resolution a copy has been duly filed by the Company with the Corporate Trustee) authorizing (pursuant to the provisions of Section 120 of the Mortgage) the Mortgage to be modified as hereinafter provided for the benefit of any Outstanding series of bonds; and

WHEREAS, no action is required by the holders of bonds of any Outstanding series (pursuant to the provisions of Section 120 of the Mortgage) with respect to such modification; and

WHEREAS, the Company now desires (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

WHEREAS, the execution and delivery by the Company of this Sixty-eighth Supplemental Indenture have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modifications made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York Mellon Trust Company, National Association (as to property, real or personal, situated or being in Missouri) and Stanley Burg (but, as to property, real or personal, situated or being in Missouri, only to the extent of his legal capacity to hold the same for the purposes hereof) and (to the extent of its legal capacity to hold the same for the purposes hereof) to Deutsche Bank Trust Company Americas, as Trustees under the Mortgage, and to their successor or successors in said trust, and to them and their successors and assigns forever, all the following described properties of the Company, whether now owned or hereafter acquired -- that is to say:

PARAGRAPH ONE

The Electric Generating Plants, Developments and Stations of the Company, including all dams, reservoirs, diversion works, pipe lines, tunnels, canals, flumes, power houses, buildings, boilers, generators, machinery, poles, wires and other equipment; and all lands of the Company upon which the same are situated; and all other property of the Company, real, personal or mixed, forming a part thereof, or appertaining thereto; together with all of the Company's water appropriations and water rights, reservoir, storage and flowage rights, licenses, easements, rights of way, permits, franchises, privileges, consents and rights for or relating to the construction, maintenance and operation thereof, including, but not limited to the following property situated in the State of Louisiana:

The 789 MW (nominal rating) natural gas-fueled electrical generation plant located in or near Sterlington, Ouachita Parish, Louisiana, consisting of three units and all related assets, real, personal and mixed, and interest therein, including certain ancillary equipment, interconnection facilities and protective apparatus, and any additions thereto or replacements thereof, which electrical generation plant is located on the approximately 100 acre parcel of land consisting of two tracts, Tract A and Tract B, and includes water rights and other real or immovable property rights appurtenant thereto, together with all buildings, fixtures, component parts, other constructions and other improvements thereon and thereto, including all work in progress.

All lands of the Company included in this Paragraph One are specifically described and included in Paragraph Two and Paragraph Three hereof.

Also all other electric generating plants, developments and stations of the Company, or parts thereof, and all lands owned by the Company acquired for or in connection with the same, and all other properties of the Company, real, personal or mixed, forming a part thereof, or appertaining thereto, together with all of the Company's easements, licenses, rights of way, permits, privileges, franchises, consents and rights for or relating to the construction, maintenance and operation of the same.

PARAGRAPH TWO

General Lands

All of the lands owned by the Company and all of the right, title, and interest of the Company therein, including all the easements, rights of way, permits, consents, licenses, privileges, of the Company in and to the lands included in, but not limited to, the following described lands situated in Ouachita Parish, State of Louisiana:

TRACT "A"

COMMENCING at an iron pipe located in the Northeast corner of the intersection of Old Sterlington Road and Harvey Gregg Road and being the Southeast corner of Louisiana Power and Light Company property in Section 37, T20N, R4E, Ouachita Parish, Louisiana;

THENCE North 27 degrees 16 minutes 45 seconds West 518.29 feet to the Point of Beginning of this tract;

THENCE North 27 degrees 16 minutes 45 seconds West 676.40 feet;

THENCE North 56 degrees 30 minutes 01 seconds West 431.00 feet;

THENCE North 68 degrees 45 minutes 00 seconds East 1758.98 feet;

THENCE South 65 degrees 36 minutes 54 seconds East 1764.94 feet;

THENCE South 62 degrees 41 minutes 03 seconds West 2307.55 feet;

THENCE North 05 degrees 22 minutes 03 seconds West 504.50 feet;

THENCE South 68 degrees 16 minutes 37 seconds West 516.74 feet to the Point of Beginning and containing 65.27 acres, more or less, all in Section 37, T20N, R4E, Ouachita Parish, Louisiana.

TRACT "B"

COMMENCING at an iron pipe located in the Northeast corner of the intersection of Old Sterlington Road and Harvey Gregg Road and being the Southeast corner of Louisiana Power and Light Company property in Section 37, T20N, R4E, Ouachita Parish, Louisiana;

THENCE North 27 degrees 16 minutes 45 seconds West 1194.69 feet;

THENCE North 56 degrees 30 minutes 01 seconds West 553.03 feet to the Point of Beginning of this tract:

THENCE North 56 degrees 30 minutes 01 seconds West 766.12 feet to the water's edge of the Ouachita River at normal level;

THENCE Northeasterly along said water's edge the following courses, North 43 degrees 11 minutes 40 seconds East 341.92 feet;

THENCE North 35 degrees 04 minutes 57 seconds East 490.53 feet;

THENCE North 25 degrees 38 minutes 52 seconds East 33.89 feet;

THENCE North 26 degrees 16 minutes 08 seconds East 262.05 feet;

THENCE North 79 degrees 45 minutes 44 seconds East 66.95 feet;

THENCE North 22 degrees 12 minutes 57 seconds East 73.29 feet;

THENCE leaving the water's edge South 33 degrees 08 minutes 24 seconds East 96.46 feet;

THENCE South 63 degrees 26 minutes 03 seconds East 1159.75 feet;

THENCE South 65 degrees 36 minutes 54 seconds East 464.22 feet;

THENCE South 68 degrees 45 minutes 00 seconds West 1731.94 feet to the Point of Beginning and containing 34.77 acres, more or less, all in Section 37, T20N, R4E, Ouachita Parish, Louisiana.

Together with all privileges, licenses, rights-of-way, servitudes, and easements in gross appurtenant to and benefiting the above described Tract A and Tract B, including, but not limited to, the following:

Easements, Licenses, and Servitudes

Transmission Line Servitude Agreement, made and effective as of July 13, 2000, by and between Entergy Louisiana, Inc. and Ouachita Power, LLC, which agreement has been assigned to the Company.

Roadway and Utilities Servitude Agreement, made and effective as of July 13, 2000, by and between Entergy Louisiana, Inc. and Ouachita Power, LLC, which agreement has been assigned to the Company.

Amendment to Roadway and Utilities Servitude Agreement, made and effective as of July 15, 2002, by and between Entergy Louisiana, Inc. and Ouachita Power, LLC, which agreement has been assigned to the Company.

Waiver of Surface and Subsurface Rights, effective as of July 28, 2000, by Enervest Production Partners, Ltd. to Quachita Power, LLC, which agreement has been assigned to the Company.

Declaration by Grantee of No Objection and Agreement, recorded on August 3, 2000, by Entergy Louisiana, Inc. to Quachita Power, LLC, which agreement has been assigned to the Company.

Letter, dated July 17, 2000, from Ouachita Parish Police Jury to Cogentrix Energy, Inc. consenting to placement of utility facilities within Parish rights-of-way, the rights under which have been assigned to the Company.

Roadway and Utilities Servitude

The servitude for roadway and utilities set forth in that certain Roadway and Utilities Servitude Agreement between Entergy Louisiana, Inc., and Ouachita Power, LLC, dated July 13, 2000, recorded July 14, 2000, in Conveyance Book 1800, Page 796; as amended by Amendment to Roadway and Utilities Servitude Agreement dated July 15, 2002, filed August 1, 2002, in Conveyance Book 1867, Page 870, Instrument No. 1349017, records of Ouachita Parish, Louisiana, is more particularly described as follows:

A right of way located in Section 37, T20N, R4E, Ouachita Parish, Louisiana, being across a portion of LP&L Tract, as shown on survey dated April 20, 2000, for Cogentrix Energy, Inc. by Meyer, Meyer, LaCroix and Hixson, Inc. and being more particularly described as follows:

COMMENCING at an iron pipe located at the Northeast corner of the intersection of Old Sterlington Road and Harvey Gregg Road and being the Southeast corner of Louisiana Power and Light Company property in Section 37, T20N, R4E;

THENCE North 27 degrees 16 minutes 45 seconds West, 1194.69 feet;

THENCE North 56 degrees 30 minutes 01 seconds West, 431.00 feet;

THENCE North 68 degrees 45 minutes 00 seconds East, 1376.22 feet to the POINT OF BEGINNING of this right of way;

THENCE North 35 degrees 59 minutes 18 seconds West, 103.04 feet;

THENCE North 68 degrees 45 minutes 00 seconds East, 295.36 feet;

THENCE South 35 degrees 59 minutes 18 seconds East, 103.04 feet;

THENCE South 68 degrees 45 minutes 00 seconds West, 295.36 feet to the POINT OF BEGINNING as shown on plat of survey for Cogentrix Energy, Inc. dated January 9, 2002, by Meyer, Meyer, LaCroix and Hixson, Inc., the rights under which have been assigned to the Company.

PARAGRAPH THREE

The Electric Transmission Lines of the Company, including all towers, poles, pole lines, transformers, wires, switchracks, insulators and other appliances and equipment; and all lands of the Company upon which the same are situated; and all other property of the Company, real, personal or mixed, forming a part thereof, or appertaining thereto, together with all of the Company's easements, licenses, rights of way, permits, municipal and other franchises, privileges, consents, and rights for or relating to the construction, maintenance and operation thereof, through, in over, under, across, or upon any public streets or highways, or the public lands of the United States, or of any State, or other lands, public or private, including, but not limited to, the following property situated in the State of Louisiana:

500 KV Overhead Transmission Line and Appurtenances

The servitude for a 500 KV overhead transmission line and appurtenances thereto granted in Transmission Line Servitude Agreement between Entergy Louisiana, Inc., and Ouachita Power, LLC, dated July 13, 2000, recorded July 14, 2000, in Conveyance Book 1800, Page 815, records of Ouachita Parish, Louisiana, is more particularly described as follows:

A right of way located in Section 37, T20N, R4E, Ouachita Parish, Louisiana, being across a portion of LP&L Tract IV acquired from Frank A. Reid recorded in Conveyance Book 164 Page 91 and LP&L Tract VII acquired from Harvey L. Gregg, Jr. et al, recorded in Conveyance Book 624 Page 664, and being more particularly described as follows:

COMMENCING at an iron pipe located at the Northeast corner of the intersection of Old Sterlington Road and Harvey Gregg Road and being the Southeast corner of Louisiana Power and Light Company property in Section 37, T20N, R4E;

THENCE North 27 degrees 16 minutes 45 seconds West, 1060.79 feet to the POINT OF BEGINNING of this right of way;

THENCE South 84 degrees 26 minutes 42 seconds West, 626.39 feet;

THENCE North 45 degrees 29 minutes 25 seconds West 206.42 feet;

THENCE North 44 degrees 30 minutes 35 seconds East, 65.00 feet;

THENCE North 84 degrees 26 minutes 42 seconds East, 566.31 feet;

THENCE South 56 degrees 30 minutes 01 seconds East, 120.00 feet;

THENCE South 27 degrees 16 minutes 45 seconds East, 133.90 feet to the POINT OF BEGINNING, as shown on plat of survey for Cogentrix Energy Inc. dated June 19, 2000, by Meyer, Meyer, LaCroix and Hixson, Inc., the rights under which have been assigned to the Company.

All other property, real, personal and mixed, of the kind or nature specifically above mentioned, or of any other kind or nature acquired by the Company after the date of the execution and delivery of the Mortgage (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned, or subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Sixty-eighth Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all street and interurban railway and transportation lines and systems, terminal systems and facilities; all bridges, culverts, tracks, railways, sidings, spurs, wyes, roadbeds, trestles and viaducts; all overground and underground trolleys and feeder wires; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof, all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage and as fully embraced within the lien hereof and the lien of the Mortgage, as heretofore supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.

PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Sixty-eighth Supplemental Indenture and from the lien and operation of the Mortgage, as heretofore supplemented, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles or other vehicles or aircraft, and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles and other vehicles and all aircraft; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company's franchise to be a corporation; (7) the properties heretofore sold or in the process of being sold by the Company and heretofore released from the Mortgage and Deed of Trust dated as of October 1, 1926 from Arkansas Power & Light Company to Guaranty Trust Company of New York, trustee, and specifically described in a release instrument executed by Guaranty Trust Company of New York, as trustee, dated October 13, 1938, which release has heretofore been delivered by the said trustee to the Company and recorded by the Company in the office of the Recorder for Garland County, Arkansas, in Record Book 227, Page 1, all of said properties being located in Garland County, Arkansas; and (8) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as heretofore supplemented, and this Sixty-eight Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that any or all of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto The Bank of New York Mellon Trust Company, National Association (as to property, real or personal, situated or being in Missouri), and unto Stanley Burg (but, as to property, real or personal, situated or being in Missouri, only to the extent of his legal capacity to hold the same for the purposes hereof) and (to the extent of its legal capacity to hold the same for the purposes hereof) unto Deutsche Bank Trust Company Americas, as Trustees, and their successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Sixty-eighth Supplemental Indenture being supplemental to the Mortgage.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees, by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage, as follows:

SECTION 1. To evidence the modification of the Mortgage pursuant to the above-mentioned Resolution duly adopted by the Board of Directors of the Company, the Mortgage is hereby modified (i) by amending Section 20 thereof to read in its entirety as follows:

SECTION 20. The issue of bonds and other obligations secured hereby is limited to (i) One Hundred Billion Dollars ($100,000,000,000) in the aggregate principal amount at any one time Outstanding plus (ii) an additional One Hundred Billion Dollars ($100,000,000,000) with respect to all costs, attorney's fees, compensation, charges, disbursements, liabilities and damages of, or incurred by, the Trustees as further provided in Section 96 or any other Section hereof, so that the aggregate amount of the obligations secured by the Lien of the Mortgage shall not exceed Two Hundred Billion Dollars ($200,000,000,000); provided, however, that the foregoing limitation shall not be construed to prevent the making of further agreements by indenture or indentures supplemental hereto, pursuant to the provisions of Section 126 hereof, so that the aggregate principal amount of bonds at any one time Outstanding which may be secured by the this Indenture as amended, or the aggregate amount of other obligations which may be secured by the Mortgage, after the making and recording of any such supplemental indenture, shall be decreased to the amount specified in the last such supplemental indenture.

Whenever under any of the provisions of this Indenture the Company is entitled to make the waiver of the right to the authentication and delivery of bonds the basis of the withdrawal of cash or the release of property or the basis of a credit under Section 39 or Section 40 hereof, such right to the authentication and delivery of bonds shall be determined as though the aggregate principal amount of bonds at any one time Outstanding were not limited by the foregoing provisions of this Section; and the waiver of the right to the authentication and delivery of bonds may, in accordance with the respective provisions of this Indenture, be made the basis of any such withdrawal, release or credit notwithstanding the fact that at the time bonds shall be Outstanding hereunder to the full aggregate principal amount at the time permitted under the foregoing provisions of this Section.

and (ii) by adding Section 126 to read in its entirety as follows:

SECTION 126. Notwithstanding any other provisions of this Indenture, the Company may, at any time and from time to time, amend this Indenture so as to decrease (but not below the amount of bonds at the time Outstanding hereunder) the aggregate principal amount of bonds at any one time Outstanding which may be secured hereby, or the amount of other obligations which may be secured hereby, by executing and delivering to the Trustees, and thereafter appropriately recording or causing to be recorded in all places where this Indenture is recorded, a supplemental indenture specifying the aggregate principal amount of bonds at any one time Outstanding, or the amount of other obligations, which may thereafter be secured hereby. Unless and until this Indenture shall have been so amended, the aggregate principal amount of bonds at any one time Outstanding which may be secured hereby shall be and remain One Hundred Billion Dollars ($100,000,000,000), and the amount of other obligations which may be secured hereby shall be and remain One Hundred Billion Dollars ($100,000,000,000), as stated in Section 20 hereof. Any such amendment of this Indenture and the execution and delivery of any such supplemental indenture as provided in this Section may be authorized by a Resolution and no other or further authorization or consent shall be required.

The Company reserves the right, without any consent or other action by holders of bonds of any series, whether now existing or subsequently created, to amend this Indenture from time to time to increase any of the amounts specified in this Section or Section 20 hereof or to delete any of the limitations set forth in this Section or Section 20 hereof if the Company delivers to the Corporate Trustee (A) an Officers' Certificate describing the Mortgaged and Pledged Property, if any, that is, as of the date of such Officers' Certificate, located in Louisiana (excluding any Mortgaged and Pledged Property theretofore released from the Lien of the Mortgage) and (B) if such Officers' Certificate describes any Mortgaged and Pledged Property located in Louisiana, an Opinion of Counsel to the effect that Louisiana law does not require, or no longer requires, that (i) the Mortgage be filed in Louisiana with respect to such Mortgaged and Pledged Property in order to make effective the Lien of the Mortgage on such Mortgaged and Pledged Property or (ii) a mortgage filed in Louisiana with respect to such Mortgaged and Pledged Property specify a maximum amount of obligations that may be secured by such mortgage. The Company may and the Trustees shall, upon written direction of the Company, execute and deliver an indenture supplemental to the Mortgage effectuating such amendments upon delivery to the Corporate Trustee of such Officers' Certificate and Opinion of Counsel, if applicable.

SECTION 2. Subject to the amendments provided for in this Sixty-eighth Supplemental Indenture, the terms defined in the Mortgage and the First through Sixty-seventh Supplemental Indentures shall, for all purposes of this Sixty-eighth Supplemental Indenture, have the meanings specified in the Mortgage and the First through Sixty-seventh Supplemental Indentures.

SECTION 3. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage and in the First through Sixty-seventh Supplemental Indentures set forth and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-eighth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Sixty-eighth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-eighth Supplemental Indenture.

SECTION 4. Whenever in this Sixty-eighth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-eighth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or any of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 5. Nothing in this Sixty-eighth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixty-eighth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises or agreements in this Sixty-eighth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

SECTION 6. This Sixty-eighth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 7. This Sixty-eighth Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, ENTERGY ARKANSAS, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and DEUTSCHE BANK TRUST COMPANY AMERICAS has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by, two of its officers, and its corporate seal to be attested by one of its officers for and in its behalf, and STANLEY BURG has hereunto set his hand and affixed his seal, and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION has caused its name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its seal to be attested by one of its Assistant Secretaries or one of its Assistant Treasurers or one of its Assistant Vice Presidents for and in its behalf, as of the day and year first above written.

ENTERGY ARKANSAS, INC.

By: /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

Attest:

/s/ Dawn Abuso
Dawn Abuso
Assistant Secretary

Executed, sealed and delivered by
ENTERGY ARKANSAS, INC.
in the presence of:

/s/ Christina M. Edwards
Christina M. Edwards

/s/ Sylvia S. Higgins
Sylvia S. Higgins

DEUTSCHE BANK TRUST COMPANY AMERICAS,
As Corporate Trustee

By: /s/ Carol Ng
Carol Ng
Vice President

By: /s/ Wanda Camacho
Wanda Camacho
Vice President

Attest:

/s/ Jennifer Davis
Jennifer Davis
Associate

                                                                                                                                     STANLEY BURG,
                                                                                                                                     As Co-Trustee

                                                                                                                                      /s/ Stanley Burg [L.S.]

Executed, sealed and delivered by
DEUTSCHE BANK TRUST COMPANY AMERICAS and STANLEY BURG
in the presence of:

/s/ Rodney Gaughan
Rodney Gaughan

/s/ Anabelle Roa
Anabelle Roa

         THE BANK OF NEW YORK MELLON
         TRUST COMPANY, NATIONAL
         ASSOCIATION,
         As Co-Trustee as to property, real or
         personal, situated or being in Missouri

By: /s/ Christie Leppert
Christie Leppert
Assistant Vice President

Attest:

/s/ Geraldine Creswell
Geraldine Creswell
Assistant Treasurer

Executed, sealed and delivered by
THE BANK OF NEW YORK MELLON TRUST COMPANY,

NATIONAL ASSOCIATION
in the presence of:

/s/ Kristin Haskins
Kristin Haskins

/s/ Scott Williams
Scott Williams

STATE OF LOUISIANA         )
                                                 )       SS.:
PARISH OF ORLEANS          )

On this 20th day of November, 2008, before me, Jennifer Favalora, a Notary Public duly commissioned, qualified and acting within and for said Parish and State, appeared in person the within named Steven C. McNeal and Dawn Abuso, to me personally well known, who stated that they were the Vice President and Treasurer and Assistant Secretary, respectively, of ENTERGY ARKANSAS, INC., a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

On the 20th day of November, 2008, before me personally came Steven C. McNeal, to me known, who, being by me duly sworn, did depose and say that he resides in Mandeville, Louisiana; that he is the Vice President and Treasurer of ENTERGY ARKANSAS, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

On the 20th day of November, 2008, before me appeared Dawn Abuso, to me personally known, who, being by me duly sworn, did say that she is the Assistant Secretary of ENTERGY ARKANSAS, INC., and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and she acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said Parish and State the day and year last above written.

/s/ Jennifer Favalora
Jennifer Favalora
Notary Public No. 57639
Parish of Orleans, State of Louisiana
Commission is issued for Life

STATE OF NEW YORK          )
                                                  )     SS.:
COUNTY OF NEW YORK     )

On this 20th day of November, 2008, before me, Annie Jaghatspanyan, a Notary Public duly commissioned, qualified and acting within and for said County and State, appeared Carol Ng, Wanda Camacho and Jennifer Davis, to me personally well known, who stated that they were a Vice President, Vice President and an Associate, respectively, of DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation; and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

On the 20th day of November, 2008, before me personally came Carol Ng and Wanda Camacho, to me known, who, being by me duly sworn, did depose and say that they reside in 60 Wall Street, New York, New York 10005 and 60 Wall Street, New York, New York 10005, respectively; that they are a Vice President and Vice President, respectively of DEUTSCHE BANK TRUST COMPANY AMERICAS, one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that they signed their names thereto by like authority.

On the 20th day of November, 2008, before me appeared Jennifer Davis, to me personally known, who, being by me duly sworn, did say that she is an Associate of DEUTSCHE BANK TRUST COMPANY AMERICAS, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and she acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said County and State the day and year last above written.

/s/ Annie Jaghatspanyan
ANNIE JAGHATSPANYAN
Notary Public, State of New York
No. 01JA6062022
Qualified in New York County
Commission Expires September 23, 2009

STATE OF NEW YORK          )
                                                  )    SS.:
COUNTY OF NEW YORK     )

On this 20th day of November, 2008, before me, Annie Jaghatspanyan, the undersigned, personally appeared, STANLEY BURG, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

On the 20th day of November, 2008, before me personally appeared STANLEY BURG, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Annie Jaghatspanyan
ANNIE JAGHATSPANYAN
Notary Public, State of New York
No. 01JA6062022
Qualified in New York County
Commission Expires September 23, 2009

STATE OF FLORIDA
                                         )   SS.:
COUNTY OF DUVAL

On this 25th day of November, 2008, before me, Lillie C. Mariano, a Notary Public duly commissioned, qualified and acting within and for said County and State, appeared Christie Leppert and Geraldine Creswell, to me personally known, who stated that they were an Assistant Vice President and an Assistant Treasurer, respectively, of THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, a national association, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and on behalf of said national association; and further stated that they had so signed, executed and delivered the same for the consideration, uses and purposes therein mentioned and set forth.

On the 25th day of November, 2008, before me personally appeared Christie Leppert, to me personally known, who, being by me duly sworn, did depose and say that she resides in Jacksonville, Florida; that she is an Assistant Vice President of THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, one of the entities described in and which executed the above instrument; that she knows the seal of said national association; that the seal affixed to said instrument is such seal; that it was so affixed by authority of its Board of Directors, and that she signed her name thereto by like authority.

On the 25th day of November, 2008, before me appeared Geraldine Creswell, to me personally known, who, being by me duly sworn, did say that she is an Assistant Treasurer of THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, and that the seal affixed to the foregoing instrument is the seal of said national association, and that said instrument was signed and sealed in behalf of said national association by authority of its Board of Directors, and she acknowledged said instrument to be the free act and deed of said national association.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the County and State the day and year last above written.

/s/ Lillie C. Mariano
Lillie C. Mariano
Notary Public, State of Florida
No. DD805384
Qualified in Duval County
Commission Expires 9/29/2012